UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 25, 2004

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-1155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Westmoreland Coal Company (the “Company”) announced today that it had reached an agreement to acquire LG&E Energy, LLC’s 50% partnership interest in the 230 MW Roanoke Valley (“ROVA”) power project located in Weldon, NC for approximately $125 million, including cash at closing and assumption of LG&E Energy, LLC’s share of non-recourse project debt. At closing, cash of approximately $22 million for the purchase and cash of $9.8 million or letters of credit to replace LG&E Energy, LLC’s portion of debt service reserves will be required. Subsidiaries of the Company will assume approximately $103 million of LG&E Energy, LLC’s share of the ROVA project’s non-recourse debt.

The parties have executed an Interest Purchase Agreement dated August 25, 2004 among LG&E Roanoke Valley, L.P., Westmoreland-Roanoke Valley, L.P. and Westmoreland Power, Inc. Westmoreland-Roanoke Valley, L.P. is the general partner in the Westmoreland-LG&E partnership which owns the ROVA project and is owned by Westmoreland Energy, LLC. Both Westmoreland Energy, LLC and Westmoreland Power, Inc. are independent power subsidiaries of the Company. Upon closing, the Company will own 100% of the ROVA project through its subsidiaries. The agreement also provides that the Company guarantees performance of the purchasers and the terms and conditions of the agreement.

A subsidiary of LG&E Energy, LLC holds the contract to operate the ROVA project and will continue to hold that operating agreement after the closing. However, upon the closing of the transactions contemplated by the Interest Purchase Agreement, the Company will acquire the exclusive right to negotiate the purchase of this LG&E subsidiary, or some or all of its assets, including the ROVA operating agreement, prior to their sale to any third party.

The ROVA project was jointly developed by subsidiaries of the Company and LG&E Energy. Unit I of the ROVA project commenced commercial operation in 1994 and Unit II of the ROVA project commenced commercial operation in 1995.

The transaction is subject to approval by the Company’s Board of Directors, receipt of required regulatory approvals and other necessary consents, and satisfaction of customary closing conditions. A closing in the fourth quarter of 2004 is anticipated.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated August 27, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: August 27, 2004	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 27, 2004

EXHIBIT 99.1

Westmoreland Reaches Agreement
To Acquire Remaining 50% Share
of ROVA Power Project

Colorado Springs, CO – August 27, 2004 -- Westmoreland Coal Company (the “Company”) - (AMEX:WLB) announced today that it had reached an agreement to acquire LG&E Energy’s 50% partnership interest in the 230 MW Roanoke Valley (“ROVA”) power project located in Weldon, NC for $125 million, including cash at closing and assumption of LG&E Energy’s share of non-recourse project debt. In addition, the Company will also be required to replace LG&E Energy’s portion of the project debt service reserve account with either cash or letters of credit. A subsidiary of Westmoreland currently owns the other 50% partnership interest, so upon closing, Westmoreland will own 100% of the ROVA project.

While a subsidiary of LG&E Energy will continue to operate the ROVA project for the present, Westmoreland will also acquire, under the agreement, the exclusive right to negotiate the purchase of the subsidiary, or some or all of its assets, including the ROVA operating agreement prior to their sale to any third party.

The transaction is subject to approval by Westmoreland’s Board of Directors, receipt of required regulatory approvals and other necessary consents, and satisfaction of customary closing conditions. A closing in the fourth quarter of 2004 is anticipated.

The ROVA project, which was jointly developed by Westmoreland and LG&E Energy and was put into commercial operation in the mid 1990’s, consists of two coal-fired units which employ state-of-the-art pollution control equipment. Both units sell electricity to Dominion Virginia Power under long-term power purchase agreements. ROVA is an exempt wholesale generator (EWG) and was recognized in 2002 by Electric Light & Power magazine as one of the top twenty power generating plants in the country based on utilization. In 2003, the two units operated at an average capacity factor of 90% and produced enough electricity to supply 230,000 homes. ROVA has also been recognized for its excellent safety record, receiving the prestigious OSHA Star Award in March 2004, the first power plant in North Carolina to receive the award and only one of 1,054 industrial sites nationwide to attain this distinction.

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Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, North Dakota and Texas. Its power operations include ownership interests in two coal-fired and one natural gas-fired generating plants. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information visit www.westmoreland.com.

Throughout this news release, we make statements that are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “projects,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; health care cost trends; the cost and capacity of the surety bond market; our ability to manage growth and significantly expanded operations; our ability to implement our growth and development strategy; our ability to pay accumulated preferred stock dividends; our ability to retain key senior management; our access to financing; our ability to maintain compliance with debt covenants; our ability to identify new business opportunities; our ability to negotiate new profitable coal contracts and price reopeners and extensions of existing contracts; our ability to maintain satisfactory labor relations; changes in the industry; competition; our ability to utilize our net operating loss carryforwards; our ability to invest cash, including cash that has been deposited in the reclamation accounts, at acceptable rates of return; weather conditions; the cost and availability of transportation, including rail transportation; price of fuels other than coal; the cost of coal produced by other countries; the demand for electricity; the effect of regulatory and legal proceedings, including the bankruptcy filing by Touch America Holdings Inc. and Entech Inc.; environmental issues, including the cost of compliance with existing and future environmental requirements; the claims between the Company and Montana Power; and the other factors discussed in Items 1, 3 and Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, we can give no assurance as to our future results and achievements. We disclaim any duty to update these statements, even if subsequent events cause our views to change.

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Contact: Diane Jones (719) 442-2600

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